Exhibit 99.1

June 19, 2018

Lisa W. Wardell President & CEO Adtalem Global Education Inc. 500 W. Monroe Street, Suite 28 Chicago, IL 60661Chicago, IL 60661	UPS 2nd Day Delivery Tracking #: 1ZA879640298492448 Also sent via e-mail to: Lisa.Wardell@adtalem.com

Re: Preacquisition Review of the Proposed Change in Ownership Application of DeVry University (OPE ID 01072700) to be acquired by Cogswell Education, LLC

Dear President Wardell:

At your request, the Multi-Regional and Foreign School Participation Division (“MRFSPD”) of the U.S. Department of Education (“Department”), Federal Student Aid has conducted a preliminary preacquisition review of the proposed Change in Ownership Application of DeVry University (“DVU” or “the Institution”) OPE ID 01072700. At the current time, DVU is owned by DeVry University, Inc. (“DVUI”) and DeVry New York, Inc. (“DVNY”) (Level 1 owners), which are owned by Adtalem Global Education Inc.1 (“ATGE”) (Level 2 owner). ATGE is a publically-held company.  Along with DeVry Educational Development Corp. (“DVED”), DVUI and DVNY are hereinafter referred to as the “DVU Transferred Entities.”

If consummated, the change in ownership (“CIO”) will be accomplished pursuant to the terms of a Stock Purchase Agreement (“SPA”) between ATGE and Cogswell Education, LLC (“CE-LLC) (“the Transaction”). CE-LLC is the Level 2 owner of Cogswell Polytechnical College (OPE ID 00117700) (“Polytechnical”).2 ATGE and CE-LLC are hereinafter collectively referred to as the “SPA Parties.”  CE-LLC, Cogswell Capital LLC (“CC-LLC”), and Bradley Palmer are hereinafter collectively referred to as the “Cogswell Purchasers.”

1 On May 24, 2017, DeVry Education Group changed its name to Adtalem Global Education. (May 24, 2017) “DeVry Education Group Becomes Adtalem Global Education” [Press Release].

2
[***Redacted Text***]

Federal Student Aid, Multi-Regional and Foreign Schools Participation Division
830 First Street NE, Union Center Plaza, 7th Floor, Washington, DC 20202-5340
StudentAid.gov

DeVry University
OPEID: 01072700

A preacquisition review is undertaken prior to a CIO so that the Department can preliminarily advise an institution whether the Department has identified any problems with the institution’s application or the proposed transaction, and to identify, to the extent feasible, any additional conditions that may be imposed in a Provisional Program Participation Agreement (“PPPA”). The SPA Parties have requested that the Department issue its Preacquisition Response in advance of the upcoming June meeting of the Higher Learning Commission (“HLC”). The Department notes that many of the documents that have been submitted for review did not include all schedules and attachments. Some documents have only been provided in the last few days. Accordingly, the Department advises the SPA Parties that this Preacquisition Response is based on the Department’s preliminary review of the electronic application and documents received to date (“Review”), and that a more substantive review will need to take place either before, or after consummation of the CIO.

The materials submitted by the SPA Parties include a copy of the SPA and other ancillary agreements related to the Transaction, as described below.

This letter sets out the results of the Department’s Review of DVU’s requested approval for the CIO. As explained below, the Department has preliminarily concluded that, based on the information and documents provided and preliminarily reviewed to date, it does not see any current or known impediment to DVU’s request for approval of the CIO (“Preliminary Assessment”), with the understanding that conditions will be imposed, as described below.
Please note however, that formal approval of the CIO is contingent on DVU’s compliance with the requirements of 34 C.F.R. § 600.20(g) and (h), the Department’s review and approval of any submissions required by those regulatory provisions, and any further documentation and information requested by the Department following the CIO, including all documents related to the Transaction. Some of the items for further review are described below. This Preliminary Assessment is intended to provide DVU with the Department’s current view about the CIO, but it is not binding on the Department.

I.	CHANGE IN OWNERSHIP

A.	Review of Information Provided to Date

The Department regulations identify certain covered transactions for an institution that constitute a change of ownership which require the institution to apply for and obtain approval from the Department to continue participating in Title IV, HEA programs. These include instances where an institution is sold, is merged with one or more eligible institutions, experiences a change in the ownership of the controlling stock, has a transfer of assets that comprise a substantial portion of the educational business of the institution, or has a change in status as a for-profit, nonprofit, or public institution. 34 C.F.R. § 600.31(d). To establish eligibility and to continue participation in Title IV, HEA programs, an institution must demonstrate to the Department that, after the change, the institution qualifies to be certified to participate under 34 C.F.R. Part 668, Subpart B pursuant to 34 C.F.R. § 600.31(a)(3)(ii).

Under the SPA, the stock of DVU’s Level 1 owners (DVUI and DVNY) will be sold to CE-LLC. The purchase price under the SPA to be paid at closing is $1, with any additional amount based on a formula related to net working capital, as set forth in SPA §2.05, and as adjusted 90 days after closing pursuant to SPA §2.06.3 In addition, SPA §2.07 provides for an Earn-out payment over the course of 8 years following the closing of the Transaction, with a Purchase Price Cap of $20,000,000.

DeVry University
OPEID: 01072700

The SPA Parties have advised the Department that there is no debt associated with the Transaction. In addition to the SPA, the SPA Parties also intend to enter into several other agreements to carry out the terms of the Transaction, including the Educational Services Agreement (“ESA”), the Transition Services Agreement (“TSA”), the Shared Services Agreement (“SSA”), the Separation Agreement (“SA”),4 and two lease-related agreements.

Under the terms of the draft ESA that was submitted to the Department (dated as 2/9/18), ATGE and CC-LLC5 intend to enter into an arrangement whereby the “DVU Transferred Entities” (i.e., DVUI and DVNY) will continue to provide services to ATGE (and/or its affiliates), and ATGE (through its affiliates) will continue to provide services to the DVU Transferred Entities in the following areas:

•	Becker CPA review (Schedule A) - live and online CPA review courses provided to DVU’s Keller School of Management;

•
American University of the Caribbean School of Medicine (“AUC”) MD to MBA (Schedule B) - to provide Keller management courses to ten AUC students free of charge, and allows other students to apply for a discount for the courses; and

•	Tuition Advantage Program (Schedule C) – for continuation of a tuition benefit for ATGE’s (and its affiliates’) eligible employees and dependents for certain programs at the DVU Transferred Entities.

3 In a Summary of the Transaction submitted to the Department, DVU has stated:

The transaction is structured so that DeVry University also will remain sufficiently capitalized as of the closing of the transaction to ensure its financial stability and maintenance of the current budget projected by DeVry University management. No debt will be used in order to effect the transaction. And, to support DeVry University’s future success, Adtalem has committed to transfer ownership of DeVry University with a minimum working capital balance ranging from
$7.5 million to $20.1 million.

4 The SPA Parties also apparently intend to enter into a Shared Spaces Agreement, but that document has not been provided to the Department.

5 The parties to the ESA are ATGE and CC-LLC. The ESA recitals state that those two parties entered into the SPA, but CC-LLC is not a party to the SPA. The purchaser under the SPA is CE-LLC (i.e., Cogswell Education, LLC). The same discrepancy exists (with some variations) in the TSA, the SSA and the SA. DVU has advised that this is a typographical error that will be corrected when the final documents are prepared.

DeVry University
OPEID: 01072700

Becker and AUC are affiliates of ATGE. The services, associated charges, and duration of each service arrangement are described in more detail in schedules to the ESA.

The SPA Parties have submitted a draft of the SSA (identified as GT Draft 1/22/18). The draft SSA and its attachments do not identify any specific services (according to Schedule A, services are “to be determined”). The SPA Parties have submitted a draft of the TSA (dated 2/9/18), which is presumably intended to provide transition services. Except for a reference to e-mail forwarding, no other services are described. Similarly, the draft SA (dated 2/9/18) submitted to the Department generally addresses the assumption of liabilities and the transfer of assets, but no details are provided in the schedules, nor are the specific assets and liabilities identified. DVU has advised the Department that the schedules and exhibits to these agreements will not be finalized until closing and that it does not yet have any drafts to provide.

All agreements identified above will need to be submitted to the Department in their final executed form (along with all ancillary agreements, schedules, appendices and exhibits) to be reviewed by the Department in the context of its final review of the CIO.

B.	The Department’s Preliminary Assessment

Based on the facts as described above, the Department has not identified any known or present impediment to the CIO. The Department’s Preliminary Assessments with regard to the CIO are contingent on the Conditions set forth below in Section III, which will be incorporated into the Temporary Provisional Program Participation Agreement (“TPPPA”) and if the CIO is finally approved, the Provisional Program Participation Agreement (“PPPA”):

II.	UNINTERRUPTED PARTICIPATION IN THE TITLE IV PROGRAMS PRIOR TO EXECUTION OF THE PROVISIONAL PROGRAM PARTICIPATION AGREEMENT

A.	Requirements within 10 days following the Change of Ownership

When a change in ownership occurs, the Department may continue the institution’s participation on a provisional basis if the institution submits a “materially complete application” that is received by the Department no later than 10 business days after the date the change occurred.
See 34 C.F.R. § 600.20(g). If a materially complete application is submitted, the Department may consider offering the Institution a TPPPA, pending the Department’s and the Institution’s execution of a new PPPA.

To submit a materially complete application (34 C.F.R. § 600.20(g)(2)), an institution must submit the following6:

6 The Department has numbered each of the document requests sequentially to facilitate the SPA Parties’ response.

DeVry University
OPEID: 01072700

Status
1	Complete electronic Application for Approval to Participate in the Federal Student Aid programs;	The electronic application has been submitted. The original signature page has been submitted.
2
Copy of the Institution’s state licenses or equivalent that:

a) Were in effect on the day before the change in ownership; and
b) Authorized the Institution to provide a program of postsecondary education in the state(s) in which it is physically located;
The Department has this documentation on file.
3
Copy of the accrediting agency approval that:

a) Was in effect on the day before the change in ownership and granted the Institution accreditation status; and
b) Includes approval of the non-degree programs it offers;
Please submit accreditor approvals, to include approval all degree programs. (have approvals for non-degree programs)
4
Audited financial statements of the institution’s two most recently completed fiscal years that are prepared in accordance with the requirements of 34 C.F.R. § 668.23. Under 34 C.F.R. § 668.23(d), these statements must be prepared on an accrual basis in accordance with generally accepted accounting principles (“GAAP”), and audited by an independent auditor in accordance with generally accepted government auditing standards (“GAGAS”); and
The Department has this documentation on file.
5
In accordance with 34 C.F.R. § 600.20(g)(2), a new owner is required to submit audited financial statements of its two most recently completed fiscal years that are prepared and audited in accordance with the requirements of 34 C.F.R. § 668.23(d), including statements prepared in accordance with GAAP and audited in accordance with GAGAS.
These have been submitted for CE-LLC and CC-LLC

B.	Continuation of the TPPPA

In accordance with 34 C.F.R. § 600.20(h)(2)(iii), the TPPPA expires on the last day of the month following the month in which the CIO occurred.  At the Department’s discretion, the TPPPA may be extended on a month-to-month basis only if, prior to the expiration date, an institution submits:

DeVry University
OPEID: 01072700

Status
6	A “same day” balance sheet showing the financial position of the CC-LLC as of the date of the ownership change, that is prepared in accordance with GAAP and audited in accordance with GAGAS;	Please submit via eZ-Audit system.
7
Approval of the change in ownership from the state(s) in which the institution(s) are located by the state agency that authorizes the institution to legally provide postsecondary education in that state;
Already submitted for Illinois (IBHE); please submit for all other states.
8	Approval of the change in ownership from the institution(s)’s accrediting agency(ies); and	Please submit.
9
If the Institution is not exempt from the requirement under 34 C.F.R. § 668.14(b)(15), a copy of its Default Management Plan, or confirmation that the Institution will use the default management plan recommended by the Secretary of Education
Please submit or confirm (not exempt).

To the extent the above items have not already been provided, if the Institution fails to provide them by the stated expiration date of the TPPPA, the TPPPAs will expire on that date, without further notice.

C.	Additional Documents and Information Required for Department’s Review

In addition to the foregoing documents, the SPA Parties (no later than the period described in 34 C.F.R. § 600.20(h)(2)(iii)) must also submit the following documents and information for the Department to complete its review of the CIO:

Status
10	A copy of the final agreement by which the CIO was consummated, including all schedules, appendices and exhibits, and any related documents or agreements.
•   Please submit the executed SPA;
•   Please submit any amendments or modifications to, or restatements of the SPA and any related documents; and
•   Please submit a copy of the closing index for the Transaction.

11	All agreements and other documents relating to acquisition financing and line of credit; and	N/A – there is no financing in this Transaction.

DeVry University
OPEID: 01072700

The identity of all lenders for the acquisition financing and the line of credit.
12
A copy of the following executed agreements (including any schedules, appendices and exhibits, and any related agreements):

• Transition Services Agreement
• Educational Services Agreement
• Shared Services Agreement
• Shared Spaces Agreement
• Separation Agreement
Please submit.
13	A report of all known open investigations (including but not limited to local, state, federal, foreign, and accrediting agency), the scope of any document request and the purpose of the investigation;	Please submit.
14
A list of all investigations that were closed within the most recent 5 year period, including the purpose of the investigation, and the disposition of the investigation, including a description of any settlements and fines levied or paid (if any), and the copies of the settlement agreement or other documentation that the investigation is closed
Please submit for any investigations other than the investigations resulting in the settlements described in Section III below.
16	Conduct Prevention Plan (described below in Section III)	Please submit.

The Department may also request additional documents as necessary to complete its review.

III.	PPPA CONDITIONS FOLLOWING THE CIO

The Department has identified a number of conditions to be included in the Institution’s TPPPA and PPPA in the event that the CIO is consummated. These conditions result from the Department’s review of the materials provided to date, and it should be noted that conditions may be added to the TPPPA/PPPA, or the conditions identified below may be modified, as a result of the Department’s ongoing review of the Transaction and application.

As stated above, the CIO will be accomplished pursuant to the terms of the SPA whereby the stock of DVU and DVNY will be purchased by CE-LLC. Thus, DVU will no longer be an institution held by a public company, with its required public reporting to the Securities and Exchange Commission.

Although CE-LLC has experience in Title IV programs by virtue of its ownership of Polytechnical, the Transaction will result in CE-LLC’s ownership of an Institution that dwarfs

DeVry University
OPEID: 01072700

Polytechnical [***Redacted Text***]. During the 2016-17 Award Year, DVU enrolled approximately 56,000 students. Given the magnitude of this Transaction for the Cogwell Owners compared to their ownership of Polytechnical, the Transaction raises financial responsibility and administrative capability concerns for the Department.

Although DVU has provided the Department with a summary briefly describing the plan for working capital for the Institution’s operations following the proposed CIO, the amount of available working capital available for operations7 over time cannot presently be determined. It is unclear whether any of the Cogswell Purchasers have made any commitment for capital investment, or other plans for working capital to ensure the ongoing financial responsibility of the Institution.

The conditions identified below are specifically intended to also ameliorate risk from DVU past conduct that has resulted in both settlements with government authorities and borrower defenses claims, and to provide protection against future risk.   For example:

On January 27, 2016, the Department issued a Notice of Intent to Limit (“Notice”) that notified DVU that it could not make any representations, in advertisements or otherwise, that could not be substantiated with graduate-specific information. On October 13, 2016, the Department entered into a Settlement Agreement with DVU that included several requirements (“Department Settlement”). The Settlement Agreement also triggered the past performance requirement for financial responsibility under 34 C.F.R. § 668.174(a)(1). As a result of the past performance requirement, DVU was required to post an LOC in the amount of no less than $68,435,908 for a five year period.  In addition, the past performance violation initiated the execution of a PPA and a Heightened Cash Monitoring 1status  (“HCM1”) for a five year period.

In December of 2016, DVU was a party to a settlement agreement with the Federal Trade Commission (“FTC”) wherein it agreed to pay $100 million to settle a lawsuit alleging that they misled prospective students with ads that touted high employment success rates and income levels upon graduation (“FTC Settlement”).

In January of 2017, DVU was party to a settlement agreement with the New York Attorney General that resolved an investigation that revealed that DVU lured students with ads that exaggerated graduates’ success in finding employment at graduation and contained inadequately substantiated claims about graduates’ salary success.  Pursuant to the agreement, DVU agreed to pay $2.25 million in consumer restitution and $500,000 in penalties, fees and costs (“NY Settlement”).

7 [*** Redacted Text***]

DeVry University
OPEID: 01072700

In July of 2017, DVU was party to a settlement agreement with the Massachusetts Attorney General to resolve allegations that it used deceptive job placement rates in marketing certain online programs to Massachusetts students. Pursuant to the agreement, DVU agreed to pay $455,000 in restitution to affected students and it is prohibited from misrepresenting the employment outcomes or salaries of graduates (“Mass. Settlement”).

DVU students have filed in excess of 10,000 borrower defense to repayment claims, seeking relief from student loans taken out to attend DVU. A student can make such a claim on grounds that the institution engaged in misleading activities or other misconduct directly related to the loan or to the educational services for which the loan was provided. 34 C.F.R. § 685.206(c).  These claims have not yet been adjudicated by the Department, but constitute a significant potential risk for the Department and taxpayers.8

The conditions set forth below are designed to ameliorate these financial, operational and administrative capability risks.

If the CIO is consummated, the Department will consider issuing a TPPPA (and if the CIO is approved, issuing a PPPA) to DVU subject to the following conditions. These conditions will be in effect for the duration of the period of the TPPPA and the PPPA:

A.	Letter of Credit

The DVU LOC currently on file with the Department results from the Department Settlement. Pursuant to the terms of the Department Settlement, the LOC was originally set at 10% Title IV funding for DVU for Award Year 2014-2015. The LOC adjusts annually to remain at a level equal to 10% of DVU’s Title IV funding in the preceding fiscal year, but it cannot be decreased below $68,435,908 (which is the current amount that is being held). The amount of the LOC must be maintained through its current expiration date of November 9, 2021, or the expiration date of the PPPA (in the event a PPPA is issued following the Transaction), whichever is later.

•
After it completes its review of DVU’s application for approval of the CIO, including its review of the same day balance sheet and any other relevant information, the Department may require DVU to post an additional LOC as a condition of the PPPA;

•	Any additional LOC must be posted no later than 5:00 p.m. (Eastern) on the day that DVU submits the signed PPPA to the Department for countersignature;

•	The Department will require any additional LOC to be maintained for the entirety of the period of the PPPA.

8 The Department notes that § 10.01(i) of the SPA allows CE-LLC to terminate the Transaction if borrower defense claims exceed 2,250.

DeVry University
OPEID: 01072700

Note: In the event that the financial institution issuing any LOC fails, resulting in financial transactions and operations being administered by the Federal Deposit Insurance Corporation, the Institution is required to notify the MRFSPD within 3 business days of the Institution’s notification of such event. Within 10 business days thereafter, the Institution must submit a new replacement LOC issued by a different and non-failed U.S. bank.

B.	Continued Compliance with Terms of Settlement Agreements

In addition to the LOC requirement set forth above, DVU shall continue to comply with all of the requirements set forth in the Department Settlement and the FTC Settlement, as well as any ongoing obligations under any other settlement agreement with any governmental authority, including the NY Settlement and the Mass. Settlement.

One of the requirements of the Department Settlement was that DVU was placed on the provisional certification alternative described in 34 C.F.R. § 668.175(f) and was also required to comply with the zone alternatives set forth in 34 C.F.R. § 668.175(d)(2) and (3). Accordingly, DVU must continue to comply with those requirements, including HCM1 status and notification requirements, as more fully set forth in a letter from the Department to DVU dated October 25, 2016 (to include adverse action notifications).

As noted above in Section II, the Cogswell Purchasers will be required to submit a detailed plan for ensuring that the conduct which led to the actions and investigations referred to above does not occur.  (“Conduct Prevention Plan”).

C.	Government Investigations Notification

DVU must report all investigations (including but not limited to local, state, federal, foreign, and accrediting agency) that are commenced during the period of the TPPPA or the PPPA, the scope of any document request and the purpose of the investigation. This information must be submitted to the MRFSPD within 10 days of the Institutions’ receipt of notice of the investigation, and DVU must submit updated reporting until the investigation is closed. These updates must be submitted to the MRFSPD quarterly (on January 1st, April 1st, July 1st and October 1st).

D.	Financial Reporting

•
For the Department to monitor the Institution’s financial stability, the Institution must submit 13-Week Projected Cash Flow Statements which include information about their current operations and future plans within the 13 week period;

•
The projected cash flow statements must break-out each anticipated inflow and outflow by line item and amount, with business and financial disclosure notes identifying the disaggregated sources of non-Title IV revenue, including from each additional federal agency, from states, and from private parties (as measured for 90/10), as well as any important financial transactions or contemplated transactions; and

DeVry University
OPEID: 01072700

•	The cash flow statements must be submitted to the MRFSPD no later than the day the TPPPA is executed by the Secretary, and biweekly thereafter, throughout the duration of the PPPA.

E.	Limitation on New Programs

The addition of DVU to the institutions under the combined ownership of the Cogswell Purchasers results in significant new growth to the ownership’s responsibility for Title IV institutions, including new campuses located in numerous states. The Department acknowledges that DVU may desire to add new programs that it believes will be successful.  However, given the vastly expanded size of the institutional ownership under the Cogswell Purchasers, the Department has determined that it would be prudent to place a limit on how new programs are added.  During the period following the CIO and during the period of the PPPA, DVU is required to seek approval for any new programs, and new programs may be initiated at DVU only as replacements for currently-established programs that have been discontinued following the Transaction and where DVU has ceased student enrollments for at least six months, or for programs which DVU ceases new student enrollments and commences a programmatic orderly closure following the CIO (“Program Replacements”). Program Replacements will be subject to the cap on Title IV eligible student enrollment described in Item F below.

F.	Limitation on Enrollments.

The Department is concerned about combining two institutions of vastly different size without limiting DVU’s growth at the beginning. Accordingly, during the period of participation under the TPPPA, and during the first full fiscal year following the Department’s final approval of the Transaction, DVU will be required to maintain enrollment levels for Title IV eligible students that are no higher than the enrollment levels on the day before the CIO.

G.	Enrollment Monitoring

•	The Institution must submit monthly student rosters to the MRFSPD that include enrollment information for both on-campus students and online students;

•
The student rosters must contain the following information: student name, the last four digits of SSN, DOB, student address (divided into four fields by street address, city, state & zip code), telephone number, email address, program of study, educational delivery method (on-campus only, online only, or both on-campus and online), program start date, anticipated graduation date, current enrollment status (active, leave of absence), 8-digit OPEID, educational location (divided into four fields by street address, city, state & zip code), name of the high school from which the student received his or her high school diploma, and high school graduation date; and

DeVry University
OPEID: 01072700

•	This information must be submitted in Microsoft Excel format by the 15th day of every month for the preceding month, and should be sent by encrypted electronic transmission.

H.	DVU Prior Commitments to the Department and the Public

In 2016, ATGE implemented an expanded set of student commitments (“Student Commitments”) to provide all stakeholders with greater visibility into their student services, outcomes and financial stewardship. The following are the Student Commitments that ATGE has made:

•	To reduce federal funding (including the Department of Veterans Affairs and military tuition assistance benefits) to 85 percent of revenue;
•	To prohibit mandatory arbitration;
•	To provide students with a one-page disclosure that includes such metrics as total program costs, debt and default rates, completion and graduation rates, and earnings and licensure data;
•	To provide proactive financial counseling in-person and via access to Manage My Loans (an online tool), and a new borrowing advisory notice;
•
To provide transparency in recruitment and enrollment transparency. To provide benchmark recruiting expenditures against national standards, transparency in the use of revenues for marketing, instruction and academic support, student services, and scholarships. This included recording of admissions conversations in order to ensure compliance with laws and regulations;

•
To establish a chief education officer position who will advise and provide counsel to institutional provosts to improve student learning, persistence and graduation, and to develop actionable strategies to deal effectively with the issues of affordability and value9.

DVU will be required to maintain the Student Commitments itemized above during the period following the CIO and during the period of the PPPA. DVU shall report on its compliance with the Student Commitments annually, at the same time that it submits its annual consolidated financial statements.  The report should be submitted to the MRFSPD.

I.	Other Conditions

I-1. The Department will require the TPPPA and the PPPA to be signed by an authorized representative of the Institution and its Level 1 - 3 owner(s), and by Bradley Palmer as its Level 4 owner.

I-2. Following the CIO, the Cogswell Purchasers (and each of them) shall assume responsibility for liabilities resulting from the operation of DVU as an educational

9 “DeVry Education Group to Lower Threshold on Federal Funding” (September 20, 2016), and DeVry Education Group Expands Its Student Commitments” (October 31, 2016) [Press Releases].

DeVry University
OPEID: 01072700

institution, whether they are known or unknown, and whether they accrue prior to, or after the closing of the Transaction (“Educational Liabilities”). Educational Liabilities include all liabilities relating to DVU’s participation in Title IV, HEA programs.
However, this does not limit or relieve ATGE from its liability for pre-closing Educational Liabilities.10

I-3. Following the CIO, DVU must submit the same day balance sheet and future annual consolidated financial statements at the CC-LLC level.

IV.	ADDITIONAL REQUIREMENTS AND INFORMATION

1.
Within 10 days after the transmission of this Preacquisition Response, the SPA Parties shall submit a pro-forma detailing the parties’ best estimates for the Preliminary Purchase Price and the Final Purchase Price as set forth in SPA §§2.02, 2.05, 2.06;

2.
Within 10 days after the transmission of this Preacquisition Response, the SPA Parties shall submit an updated estimate of the working capital balance immediately following the closing of the Transaction; and

3.
Within 10 days after the transmission of this Preacquisition Response, the SPA Parties shall submit a detailed plan for working capital for the first full fiscal year following the closing of the Transaction.

Notice to the Department and Materially Complete Application. Once the CIO takes place, DVU must notify the Department within 10 business days and complete all requirements to submit a materially complete application. Since DVU has already submitted its electronic application, please send this notification and the other documentation required for a materially complete application to Tara Sikora, at tara.sikora@ed.gov.

Contact. If you have any questions, please contact Tara Sikora.

Sincerely,

Michael Frola
Division Director

10 The Department conducted a program review at DVU from September 15-19, 2014. The Final Program Review Determination (“FPRD”) issued on February 21, 2018. The total liabilities due from this program review were approximately $6.5 million.  DVU paid the liability in April of 2018 and is currently working with the Kansas City School Participation Division to reconcile the final liability amount.

DeVry University
OPEID: 01072700

cc:	Mr. James R. Bartholomew, President, DeVry University, sent via e-mail to: jbartholomew@devry.edu
Lisa M. Sodeika – SVP-Corporate Relations, Adtalem Global Education, sent via email to:
lisa.sodeika@adtalem.com
Christen Bollig, Vice President, Regulatory Affairs, Adtalem Global Education, sent via email to:
christen.bollig@adtalem.com